                                                                    Exhibit 10.3

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)
                                                                    May 22, 2002

Redback Networks Inc.
300 Holger Way
San Jose, CA  95134

Attn: Mr. Dennis Wolf,
      Chief Financial Officer
Fax:  (408) 451-0570

--------------------------------------------------------------------------------

Dear Sirs:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Party A and Party B on the Trade Date specified below (the "Transaction") on the terms set out below. This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 ISDA Definitions.

     If you and we are parties to the 1992 ISDA Master Agreement, (the "Agreement"), this Confirmation supplements, forms a part of, and is subject to such Agreement. If you and we are not yet parties to the Agreement, you and we agree to use our best efforts promptly to negotiate, execute, and deliver the Agreement, including our standard form of Schedule attached thereto and made a part thereof, with such modifications as you and we shall in good faith agree. Upon execution and delivery by you and us of the Agreement, this Confirmation shall supplement, form a part of, and be subject to such Agreement. Until you and we execute and deliver the Agreement, this Confirmation (together with all other Confirmations of Transactions previously entered into between us, notwithstanding anything to the contrary therein) shall supplement, form a part of, and be subject to the 1992 ISDA Master Agreement, as if, on the Trade Date of the first such Transaction between us, you and we had executed that agreement (with the terms set forth in section 4, below).

     The Agreement and each Confirmation thereunder will be governed by and construed in accordance with the law of the State of New York without reference to choice of law doctrine and each party hereby submits to the jurisdiction of the Courts of the State of New York.

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

     Party A and Party B each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

     In this Confirmation, "Party A" means Credit Suisse First Boston International and "Party B" means Redback Networks Inc.

2.   General terms of the Transaction:

          Notional Amount:             $277,500,000, subject to redemptions,
                                       conversions or repurchases as determined by the Calculation Agent.

          Trade Date:                  May 22, 2002

          Effective Date:              May 24, 2002

          Termination Date:            The earlier of: (i) April 1, 2007,
                                       subject to adjustment in accordance with the Following Business Day Convention;
                                       or (ii) the Early Termination Date. The
                                       Early Termination Date shall be any date on which all of the Bonds have been either redeemed or converted or both.

     Fixed Amounts:

          Fixed Rate Payer:            Party A

          Fixed Rate Payer
          Payment Dates:               Each Bond Interest Payment Date (defined
                                       below), commencing on October 1, 2002
                                       and ending on April 1, 2007, inclusive
                                       with the final Payment Date on April 1,
                                       2007, subject to adjustment in
                                       accordance with the Following Business
                                       Day Convention, using no Adjustment of
                                       Period End Dates; provided, however,
                                       that upon a redemption, conversion or
                                       repurchase of the Bonds, in whole or in
                                       part, pursuant to the terms thereof, the Fixed Rate Payments related to such Redeemed, Converted or Repurchased Bonds shall terminate, with the exception of the Premium Payment Upon Redemption, if any, as described below.

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

                                       With respect to any Premium Payment Upon
                                       Redemption, the Premium Payment Upon
                                       Redemption Date shall be the date on
                                       which Party B is obligated to pay the
                                       Redemption Price to the Bondholders.

          Fixed Rate:                  5.00%

          Accrued Fixed Rate Pay-
          ments Upon Redemption
          or Conversion:               In the event of the redemption of the
                                       Bonds, Party A shall pay any Fixed Rate
                                       amounts which have accrued upon such
                                       Redeemed Bonds to, but excluding, the
                                       date fixed for such Redemption. In the
                                       event of the conversion of the Bonds, no accrued Fixed Rate amounts shall be paid upon such Converted Bonds.

          Fixed Rate
          Day Count Fraction:          30/360

          Premium Payment upon
          Redemption:                  The amount of Premium payable hereunder
                                       is equal to the Redemption Price payable upon redemption in respect of the Bonds, minus the par value (i.e., 100%) of such Redeemed Bonds.

                                       The Redemption Price payable in respect
                                       of the Bonds is the amount set forth in
                                       the schedule below:

                                              Period             Premium
                                              ------             -------

                                       April 1, 2003 through    102.8570%
                                       March 31, 2004
                                       April 1, 2004 through    102.1430%
                                       March 31, 2005
                                       April 1, 2005 through    101.4290%
                                       March 31, 2006
                                       April 1, 2006 and        100.7140%
                                       thereafter

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

     Floating Amounts:

          Floating Rate Payer:         Party B

          Floating Rate Payer
          Payment Dates:               Each April 1 and October 1, commencing
                                       on October 1, 2002, and ending on April
                                       1, 2007, inclusive with the final
                                       Payment Date on April 1, 2007, subject
                                       to adjustment in accordance with the
                                       Following Business Day Convention, using
                                       Adjustment of Period End Dates;
                                       provided, however, that upon a
                                       redemption, conversion or repurchase of
                                       the Bonds, in whole or in part, pursuant to the terms thereof, the Floating Rate
                                       Payments related to such Redeemed,
                                       Converted or Repurchased Bonds shall
                                       terminate.

          Floating Rate for Initial
          Calculation Period:          2.247%

          Floating Rate Option:        U.S. Dollar LIBOR-BBA

          Accrued Floating Rate Pay-
          ments Upon Redemption
          or Conversion:               In the event of the redemption of the
                                       Bonds, Party B shall pay any Floating
                                       Rate amounts which have accrued upon
                                       such Redeemed Bonds to, but excluding,
                                       the date fixed for such Redemption. In
                                       the event of the conversion of the
                                       Bonds, no Floating Rate amounts accrued
                                       since the most recent interest payment
                                       date on the Bonds shall be paid upon
                                       such Converted Bonds.

          Designated Maturity:         3 months; except in respect of the first
                                       interest period for which an
                                       interpolation of 2 month and 3 month
                                       U.S. Dollar LIBOR-BBA rate shall apply.

          Spread:                      0.40%

          Floating Rate
          Day Count Fraction:          Actual/360

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

          Reset Dates:                 The first  day of each  Compounding
                                       Period

          Compounding:                 Applicable

          Compounding Dates:           Each January 1, April 1, July 1 and
                                       October 1, subject to adjustment in
                                       accordance with the Following Business
                                       Day Convention.

     Floating Rate Payer
     Notice Requirements:              Party B shall promptly deliver to Party
                                       A a copy of all notices and other
                                       communications required or permitted to
                                       be given to Bondholders pursuant to the
                                       indenture.

     Business Days:                    London and New York

     Calculation Agent:                Party A, whose determinations and
                                       calculations will be binding in the
                                       absence of manifest error. The
                                       Calculation Agent will have no
                                       responsibility for good faith errors or
                                       omissions in making any determination as provided herein.

3.   Reference Bond:

     The payment obligations of Party A and B under this interest rate swap transaction are related to the underlying Reference Bond:

     The description set forth herein is a summary of certain of the relevant terms and conditions of the Bonds (defined below) and is qualified in its entirety by the Indenture (defined below) and does not purport to be a complete statement of all the terms and conditions of the Bonds. In the case of any omission or inconsistency, the terms of the Indenture shall govern. It is the intention of the Parties that the obligations of Party A are strictly correlated to those of Party B under the Bonds.

     Party B's $500,000,000 aggregate principal amount of 5% Convertible Subordinated Notes due April 1, 2007, CUSIP 757209AB7, (the "Bonds") convertible into shares of $0.0001 par value common stock of Party B (the "Shares"). The Bonds were issued pursuant to an indenture dated as of March 29, 2000, between Party B and Norwest Bank Minnesota, National Association (the "Indenture"). Capitalized terms used herein that are not defined herein but that are defined in the Indenture shall have the meaning herein ascribed to them therein.

     The Bonds will pay interest semi-annually, on each April 1 and October 1, commencing October 1, 2000 (each such date, a "Bond Interest Payment Date").

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

     The Bonds may be redeemed by Party B at any time (each such Bond, a "Redeemed Bond"), in whole or in part (each such date, a Redemption Date) on or after April 1, 2005, subject to notice of redemption having been given not less than 30 or more than 60 days prior to the designated Redemption Date and subject to the payment in full of the related principal of, premium, if any, and interest on the aggregate principal amount of the Bonds subject to redemption (such amounts to be paid, respectively, the "Bond Principal", the "Premium" and the "Bond Interest", and collectively, the "Redemption Amount"). The Bonds may also be redeemed by Party B at any time, in whole or in part (each such date, a Redemption Date) on or after the third business day after April 1, 2003 and before April 1, 2005, subject to notice of Redemption having been given not less than 30 or more than 60 days prior to the designated Redemption Date and subject to the payment in full of the related Redemption Amount, provided that the closing price of the Shares exceeds 140% of the Conversion Price (as defined below) for at least 20 trading days within a period of 30 consecutive trading days ending within five trading days of the date of the notice of Redemption. For purposes hereof, "Conversion Price" shall mean $190.73 per share, subject to adjustment as described in the Indenture.

     The Holder of the Bonds may require Party B to purchase the Bonds (each such Bond, a "Repurchased Bond"), in whole or in part in integral multiples of $1,000 principal amount, in the event of a change of control of Party B (as defined in the Indenture). Party B is required to give notice of such a change in control within 30 days of the occurrence. Holders must give notice of their intention to exercise their rights within 30 days of the date of the notice of change of control, and Party B must purchase the Shares on the 45th day following such notice of change of control. Party B will purchase such Bonds for cash equal to 100% of the principal amount or, at Party B's option, for Shares valued at 95% of the average closing price of the Shares for the five trading days immediately preceding and including the third trading day prior to the repurchase date.

     The Holder of the Bonds may at any time convert the principal amount of the Bonds registered in such Holder's name (each such Bond, a "Converted Bond") into 5.2430 Shares per $1,000 principal amount of Bonds, subject to adjustment in certain events, by surrendering such Bonds to the Corporate Trust Office of the Trustee, accompanied by appropriate notices and payments with respect to interest or taxes, as applicable. Party B shall have no obligation to pay any accrued and unpaid interest to any Holder that has delivered a conversion notice for the related interest accrual period with respect to the Bonds designated for conversion (such unpaid interest, the "Foregone Accrued Interest").

4.   Master Agreement Provisions:

     The following terms will apply to this Transaction as if such terms were in the Schedule to the 1992 ISDA Master Agreement referenced in the third paragraph of the Confirmation. Any reference to the "Agreement" shall be deemed a reference to such 1992 ISDA Master Agreements supplemented by the following terms.

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

     (a) Specified Entity. "Specified Entity" means "Affiliates" in relation to Party A and Party B for the purpose of the "Default under Specified Transaction" provision (Section 5(a)(v)).

     (b) Specified Transaction. Specified Transaction will have the meaning specified in Section 14.

     (c) Cross Default. The "Cross Default" provision (Section 5(a)(vi)) as amended below will apply to Party A and Party B:

     "Specified Indebtedness" shall mean any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) (a) in respect of borrowed money, or (b) in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction).

     "Threshold Amount" means $20,000,000 (including the United States Dollar equivalent of obligations stated in any other currency or currency unit).

     (d) Credit Event Upon Merger. The "Credit Event Upon Merger" provision (Section 5(b)(iv)) will apply to Party A and Party B restated as follows:

     "Credit Event Upon Merger" shall mean that a Designated Event (as defined below) occurs with respect to a party ("X"), and such Designated Event does not constitute an event described in Section 5(a)(viii) of this Agreement but the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, is materially weaker than that of X immediately prior to such action (and, in such event, such party or its successor or transferee, as appropriate, will be the Affected Party). For purposes hereof, a Designated Event with respect to X means that, after the Trade Date of the first Transaction between the parties:

     (i) X consolidates or amalgamates with or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the execution date hereof) to, or receives all or substantially all the assets or obligations of, another entity;

     (ii) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X or otherwise acquires directly or indirectly the power to control the policy-making decisions of X; or

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

     (iii) X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of preferred stock or other securities convertible into, or exchangeable for, debt or preferred stock.

     (e) Automatic Early Termination. The "Automatic Early Termination" provision of Section 6(a) will apply to Party A and Party B.

     (f) Payments on Early Termination. For the purpose of Section 6(e), the Second Method and Loss will apply.

     (g) Termination Currency. "Termination Currency" means the currency selected by the party which is not the Defaulting Party or the Affected Party, as the case may be, or where there is more than one Affected Party the currency agreed by Party A and Party B. However, the Termination Currency shall be one of the currencies in which payments are required to be made in respect of Transactions. If the currency selected is not freely available, or where there are two Affected Parties and they cannot agree on a Termination Currency, the Termination Currency shall be U.S. Dollars.

     (h) Additional Termination Events. If (i) Party B amends any term of the Bonds which amendment (A) requires the execution of a Supplemental Indenture with the consent of the Bondholders pursuant to Section 8.2 of the Indenture or (B) requires the execution of a Supplemental Indenture pursuant to Section 8.1(4) of the Indenture; or (ii) any Bonds are repurchased by Party B after exercise of the Bondholders' put option upon the occurrence of a change of control, such action will be deemed a Termination Event in which Party B is the sole Affected Party and this Transaction is the only Affected Transaction, and this Transaction shall be terminated in accordance with the Early Termination Provision of the Agreement.

     (i) Documents to be Delivered. Each party agrees to deliver the following documents as applicable: Party A and Party B (i) upon execution of this Agreement and, if requested, upon execution of any Confirmation, evidence reasonably satisfactory to the other party as to the names, true signatures and authority of the officers or officials signing this Agreement or any Confirmation on its behalf and (ii) upon request, as soon as publicly available, a copy of the annual report for such party containing audited or certified financial statements for the most recently ended financial year. Such documents shall be covered by the Section 3(d) Representation.

     (j)  Addresses for Notices. For the purpose of Section 12(a):

     (i) (1) Address for notices or communications to Party A (other than by facsimile) (for all purposes):

     Address:  One Cabot Square     Attention:(1)  Head of Credit Risk Management;
               London E14 4QJ                 (2)  Managing Director - Operations Dept.
               England                        (3)  Managing Director - Legal Department

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

     Telex No.:264521               Answerback:CSFBI G

          (2) For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):

     Facsimile No.: 020 7888 2686   Attention: Managing Director - Legal Department

     Telephone number for oral confirmation
     of receipt of facsimile in legible form:   020 7888 2028

     Designated responsible employee for the
     purposes of Section 12(a)(iii):            Senior Legal Secretary

     (ii) Address for notices or communications to Party B (for all purposes):

     Address:                              Attention:
                --------------------                    ----------------------

                --------------------                    ----------------------

                --------------------                    ----------------------

     Telex No.:                            Answerback:
                -----------                             -----------

     Telephone No.:                        Facsimile No.:
                    -----------                           -----------

     (k) Multibranch Party. For the purpose of Section 10(c): Party A is not a Multibranch Party and Party B is not a Multibranch Party.

     (l) Credit Support Document. Details of any Credit Support Document:
     Collateral Appendix, attached.

     (m) Governing Law. The Agreement and each Confirmation thereunder will be governed by and construed in accordance with the law of the State of New York without reference to choice of law doctrine and each party hereby submits to the jurisdiction of the Courts of the State of New York.

     (n) Independent Reliance. The parties agree to amend Section 3 of this Agreement by the addition of the following provision at the end thereof and marked as subsection (g).

          "(g) Independent Reliance. It is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party."

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

     (o) Set-off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim; provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including any right to set-off, counterclaim, or otherwise withhold payment) under applicable law:

     the Non-defaulting Party or the party that is not the Affected Party (in either case, "X") may, without prior notice to any person, set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by the Defaulting Party or Affected Party (in either case, "Y") to X or to any Affiliate of X, against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y, and, for this purpose, may convert one currency into another. If any sum or obligation is unascertained, X may in good faith estimate that sum or obligation and set off in respect of that estimate, subject to X or Y, as the case may be, accounting to the other party when such sum or obligation is ascertained.

     Nothing in this Agreement shall be effective or deemed to create any charge under English law.

     (p) Recording of Conversation. Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement whether by one or other or both of the parties and each party hereby consents to such recordings being used as evidence in Proceedings.

     (q) Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable by, among other things, the mutual waivers and certifications in this Section.

5.   Other Terms:

     Notional Adjustment

          The Notional Amount may, on any Business Day, be adjusted by the Calculation Agent, following receipt of notice from Party B (a "Notional Principal Amount Adjustment Notice") following a Conversion Rights Event (a "Conversion Rights Event") as to the aggregate principal amount for the

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

          Bonds converted to Shares, or any reduction in aggregate principal amount of the Bonds due to any redemption by Party B, or due to any Party B Optional Termination of a portion of the Transaction. In the event of any reduction of the aggregate principal amount of the Bonds, Party B will be obliged to deliver a Notional Principal Amount Adjustment Notice to Party A promptly, and the Notional Amount will be adjusted by the Calculation Agent immediately upon receipt of such Notice. For purposes hereof, a Conversion Rights Event shall occur on any day on which a Bondholder irrevocably exercises its right to convert Bonds into Shares.

          Notwithstanding any right of Party B to reissue or resell the Reference Bonds, Party A has no obligation to increase or otherwise take into consideration any such reissued or resold Bonds in respect of the Notional Amount.

6.   Additional Party B Representations:   Party B hereby represents that, on
                                           the Trade Date, it is not in
                                           possession of any material
                                           non-public information concerning
                                           the Issuer or the Bonds and that
                                           all material non-public information
                                           has been disclosed as may be
                                           required to allow Party B to
                                           purchase or sell the Bonds in
                                           compliance with the applicable
                                           federal securities laws.

7.   Party B Optional Termination Right:   Party B shall have the right at any
                                           time or from time to time, upon
                                           thirty (30) days' prior written
                                           notice to Party A, to terminate all
                                           or any portion of the Transaction;
                                           provided that (i) if only a portion
                                           of the transaction is terminated,
                                           such portion will relate to at
                                           least $10,000,000 notional amount
                                           of the Bonds and (ii) any such
                                           optional termination will result in
                                           the calculation and payment of such
                                           amounts, if any, on a pro rata
                                           basis, as would be required to be
                                           paid by either party in the event
                                           of an Early Termination of the
                                           Transaction resulting from a
                                           default in which Party B is the
                                           sole Defaulting Party and the sole
                                           Affected Party.

8.   Account Details:

          Interest Rate Swap Transaction:

               Payments to Party A:        To be advised

               Payments to Party B:        To be advised

(LETTERHEAD CREDIT SUISSE FIRST BOSTON)

Credit Suisse First Boston International is regulated by The Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Party B on request.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

                                Yours faithfully,

                                CREDIT SUISSE FIRST BOSTON
                                INTERNATIONAL

                                By: /s/ Suanne Dunn
                                   -----------------------------
                                Name: Suanne Dunn
                                Title: Authorized Agent

Confirmed as of the date first written above:

REDBACK NETWORKS INC.


By: /s/ Dennis D. Wolf
   --------------------------
Name: Dennis P. Wolf
Title: Senior Vice President
       of Finance and Chief
       Financial Officer

               COLLATERAL APPENDIX IN RESPECT OF THE CONFIRMATION
                           OF THE TRANSACTION BETWEEN
                    CREDIT SUISSE FIRST BOSTON INTERNATIONAL
                                       AND
                              REDBACK NETWORKS INC.

                     (External ID: 6792642; TCN: 421420249)

This Appendix constitutes a security agreement under Articles 8 and 9 of the Uniform Commercial Code of the State of New York (the "UCC") with respect to any Collateral.

1.   Definitions:

1.1  In this Appendix, the following expressions have the following meanings:

     "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in
     (a) London, and (b) in the case of a Transfer of Permitted Collateral (i) the location of the account into which such Transfer is to be made, and
     (ii) either, in the case of a Transfer of Cash, the principal financial centre of the currency of such Cash or, in the case of a Transfer of other Permitted Collateral, the location of the account out of which such Transfer shall be made and, if different, the place where the Transfer will be registered (if applicable);

     "Cash" means US Dollars and such other currency or currencies as may from time to time be acceptable to the Secured Party for the purposes of this Appendix;

     "Cash Collateral" means Collateral comprising Cash;

     "Collateral" means all the Permitted Collateral Transferred to and held by or for the Secured Party pursuant to this Appendix (for the avoidance of doubt including, without limitation, Initial Collateral) together with all proceeds, distributions, substitutions for and additions to the foregoing in accordance with this Appendix and which has not been retransferred to the Pledgor;

     "Initial Collateral" means Permitted Collateral Delivered to Party A by Party B pursuant to Paragraph 4;

     "Permitted Collateral" means collectively Cash, US Treasuries and such other assets as may from time to time be acceptable to the Secured Party for the purposes of this Appendix;

     "Pledgor" means Party B;

     "Quasi Agency Obligations" means the negotiable debt obligations of the US Government National Mortgage Association, the US Federal National Mortgage Association, the US Federal Home Loan Mortgage Corporation, the US Student Loan Marketing Association or a US Federal Home Loan Bank;

     "Relevant Percentage" means, on any date, the percentage appearing below opposite the relevant Permitted Collateral:

                                                                                         Relevant
     Type of Permitted Collateral                                                       Percentage
     ----------------------------                                                       ----------
     US Government Obligations:
     with a Residual Maturity of less than one year                                        100%
     with a Residual Maturity equal to or greater than 1 year but less than 5 years         97%
     with a Residual Maturity equal to or greater than 5 years but less than 10 years       95%

     Other Permitted Collateral (excluding             such  percentage as shall from time to time
     US Dollars)                                       be specified by the Valuation Agent;

     "Required Amount" means, in respect of any party on any date, an amount expressed in US Dollars, agreed upon (orally or in writing) by Party A and Party B on such date or, if Party A and Party B are unable promptly to agree upon an amount on such date, the sum of:

     (a) the Value of the Permitted Collateral required to be Delivered pursuant to Paragraph 4; and

     (b) the amount, if any, determined by the Valuation Agent, which would be payable by the Pledgor to the Secured Party under Section 6(e)(ii)(1) of the Agreement if an Early Termination Date were to occur in respect of this Transaction on such date, as a result of a Termination Event on the basis that the Secured Party is not the Affected Party and provided that Loss will be determined by the Valuation Agent using its estimates of the total losses and costs (or gain, in which case expressed as a negative number) that would be borne by Party A upon an Early Termination of this Transaction (as that term is defined in the definition of Loss); provided that the amount calculated under this provision (b) shall be deemed to be zero whenever the calculation described herein produces a number less than zero;

     "Residual Maturity" means, on any date, in respect of any Permitted Collateral comprising securities, the residual maturity of such securities as of such date;

     "Secured Party" means Party A;

     "Transfer" or "Transferred" means the transfer by one party to the other party (or its account) of Permitted Collateral:

     (a) in the case of Cash, by wire transfer into one or more bank accounts specified by the recipient;

     (b) in the case of Permitted Collateral that cannot be delivered by book entry, by delivery in appropriate physical form for transfer and accompanied by duly executed instruments of transfer in blank and such other documentation as the recipient of such transfer may at any time reasonably request; or

     (c) in the case of Permitted Collateral (other than Cash) that can be delivered by book entry, by giving written instructions to a Federal Reserve Bank, or the Euroclear S.A./N.V. or Clearstream Bank, societe anonyme clearing systems, or any other depositary institution or entity agreed between the parties, together with a written copy thereof to the recipient of such Permitted Collateral, which if complied with would result in a legally effective transfer of the relevant interest to such recipient; or

     (d)  by any other method mutually acceptable to the parties;

     As used herein, "Transfer" is intended to have the same meaning as when used in UCC Section 8-313 or, where applicable, in any federal regulation governing transfers of Permitted Collateral;

     "US Dollars" and "US$" means the lawful currency of the United States of America;

     "US Government Obligations" means the negotiable debt obligations of the United States of America issued by the US Treasury Department or any other agency thereof, or negotiable debt obligations which are fully guaranteed or guaranteed as to principal and interest by the United States of America, provided that such obligations shall have a Residual Maturity as of the date of their Transfer to the Secured Party of less than ten (10) years, and, for the avoidance of doubt, Quasi Agency Obligations shall not constitute US Government Obligations;

     "Valuation Agent" means Party A;

     "Valuation Date" means any New York Business Day during the operation of this Collateral Appendix; and

     "Value" means on any date:

     (a)  with respect to US Dollars, the amount thereof;

     (b) with respect to Cash comprising currencies other than US Dollars, the equivalent amount thereof in US Dollars, determined by the Valuation Agent, multiplied by the applicable Relevant Percentage.

     (c) with respect to any US Government Obligations, the bid price for such US Government Obligations, obtained by the Valuation Agent and expressed in US Dollars, multiplied by the applicable Relevant Percentage; and

     (d) with respect to any other Permitted Collateral, the fair market value thereof (expressed in US Dollars) on such date as determined in any reasonable manner by the Valuation Agent multiplied by the applicable Relevant Percentage.

1.2  References to Paragraphs are to Paragraphs of this Appendix.

2.   Grant of Security Interest:

2.1 As continuing security for the payment and discharge of all its obligations under the Agreement and subject to Paragraph 2.2, the Pledgor, as sole beneficial owner hereby pledges and grants to the Secured Party a first priority security interest in, lien on, and right of set-off against, the Collateral and agrees to do all acts and execute and deliver all documents necessary to ensure that the Collateral remains at all times subject to the pledge and security interest referred to in this Paragraph 2.

2.2 Although the parties intend that the Pledgor shall have no continuing right, title or interest in or to Cash Collateral, in the event that the Pledgor is deemed to have any right, title or interest therein, the foregoing Paragraph 2.1 shall apply to such Cash Collateral.

2.3 The rights of the Secured Party with respect to any Collateral Transferred hereunder shall include, in addition to and without limiting any other rights provided for in this Appendix, the right on any terms to use, commingle, sell, pledge, repledge, hypothecate, assign, or otherwise dispose of such Collateral, provided that no such transaction shall relieve the Secured Party of its obligations to return such Collateral pursuant to this Appendix.

3.   Conditions Precedent:

     Any obligation on the part of the Secured Party to make a Transfer pursuant to this Appendix is subject to the following conditions precedent:

     (a) no Event of Default, Termination Event and/or any event or condition that with the giving of notice or passage of time, or both, would constitute such an Event of Default or Termination Event, has occurred and is continuing as of the date for such Transfer with the Pledgor as the Defaulting Party or the Affected Party (as the case may be); and

     (b) no breach by the Pledgor hereunder of any obligation to the Secured Party for any payment or delivery arising otherwise than under the Agreement has occurred and is continuing as of the date for such Transfer.

4.   Initial Collateral:

     On the Trade Date Pledgor shall Deliver to Secured Party Permitted Collateral, having a Value not less than 2.0% of the Notional Amount, in accordance with the delivery instructions in Section 7 of the Confirmation.

5.   Delivery of Collateral:

     Where, on any Valuation Date, the Required Amount exceeds the Value of the Collateral held by the Secured Party on such date, the Pledgor shall, if requested by the Secured Party, Transfer to the Secured Party Permitted Collateral having a Value equal to such excess (rounded upwards to the nearest integral multiple of US$100,000) within two (2) Banking Days of such request.

6.   Return of Collateral:

6.1 Where, on any Valuation Date, the Value of Collateral held by the Secured Party exceeds the Required Amount on such date, the Secured Party shall, if requested by the Pledgor and subject to Paragraph 3, Transfer to the Pledgor Collateral having a Value equal to such excess (rounded downwards to the nearest integral multiple of US$100,000) within two (2) Banking Days of such request.

6.2 The Secured Party may in lieu of returning to the Pledgor any Collateral comprising securities (as such term is defined in the UCC) return securities which are fungible (as such term is used in Section 1-201(17) of the UCC) therewith in satisfaction of its obligations under this Paragraph 6.

7.   Interest on Cash Collateral:

7.1 Cash Collateral shall accrue interest for the benefit of the Pledgor at a rate equal to the overnight rate for deposits in US Dollars as displayed on Telerate page 118 and will be compounded on each Business Day provided that if, for any reason, Telerate page 118 shall be unavailable or any Cash Collateral shall comprise a currency other than US Dollars interest shall accrue at such rate and be compounded on such days as the Secured Party shall reasonably determine.

7.2 Interest accruing hereunder on Cash Collateral shall accrue from the date that the deposit of such Cash is confirmed to or to the order of the Secured Party and, subject to Paragraph 3, shall be paid to the Pledgor within two (2) Banking Days of the last day of each month, provided that such interest shall only be paid to the Pledgor to the extent that such interest when added to the Value of the Collateral, as of the date of such payment, exceeds the Required Amount on such date and any such interest not paid to the Pledgor shall be an accretion to the Collateral.

8.   Substitution:

     The Pledgor may, with the prior consent of the Secured Party (such consent not to be unreasonably withheld), substitute other Permitted Collateral for existing Collateral. In the event of the Secured Party granting its consent thereto the Pledgor shall pay all the costs involved in effecting such substitution and, subject to Paragraph 3, the Secured Party shall Transfer to the Pledgor the existing Collateral which is the subject of the substitution as soon as practicable after the Secured Party shall be satisfied that it has received Permitted Collateral in replacement therefor having a Value, on the date of Transfer, not less than that of the Collateral being substituted.

9.   Responsibility for and Care of Collateral:

9.1 Subject to Paragraph 12 all rights and powers conferred on or exercisable by the registered holder, bearer or legal owner of the Collateral (excluding Cash Collateral) shall be exercisable by the Pledgor or as the Pledgor shall direct and the Pledgor shall remain liable to observe and perform all conditions and obligations in respect of the Collateral (excluding Cash Collateral). The Secured Party shall, upon its receiving express and unequivocal instructions from the Pledgor, take all action necessary on its part to ensure that all such rights and powers are exercised in accordance with the Pledgor's instructions, provided that the Secured Party shall not be obliged to act in accordance with the Pledgor's instructions where: (a) such instructions involve any expense, and such expense has not been funded in advance by the Pledgor; or (b) to act in accordance with such instructions may reduce or in any way prejudice the value of such Collateral, and provided further that the Secured Party shall otherwise have no duty with respect to Collateral including, without limitation, any duty to collect any proceeds or enforce or preserve any rights pertaining thereto.

9.2 The Pledgor hereby undertakes not to exercise such rights as it may have retained in respect of the Collateral in such a way as to reduce or prejudice in any way the value of the Collateral.

9.3 The parties acknowledge and agree that upon the Transfer of Collateral to the Secured Party, or to an agent or custodian to receive and hold Collateral for or on behalf of the Secured Party, such Collateral will not necessarily be registered in the Pledgor's name.

10.  Representations, Warranties and Undertakings:

     The Pledgor represents and warrants that the provisions of Section 3 of the Agreement apply in full force and effect and, without limiting the foregoing:

     (a) it has the power to enter into the Transaction and to execute and deliver this Confirmation and perform its obligations hereunder (including, for the avoidance of doubt, under this Appendix);

     (b) its obligations under the Transaction (including, for the avoidance of doubt, under this Appendix) constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms;

     (c) it has taken all necessary action to authorise such entry, execution, delivery and performance;

     (d) such entry, execution, delivery and performance do not violate or conflict with any applicable law, any provision of its constituent documents, any order or judgement of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (e) it is and, subject to Paragraph 2.2, will at all times be the sole, lawful and beneficial owner of the Collateral free from all encumbrances and forms of security interests (except for the charge or other security interest, howsoever described, created hereby), and no other person has, or will at any time have, any proprietary right or interest therein;

     (f) except for the first priority security interest (howsoever described) in favor of the Secured Party and subject to Paragraph 2.2, no person has, (or in the case of after-acquired Collateral, at the time the Pledgor acquires rights therein, will have) any right, title, claim or interest (by way of charge, lien, mortgage, pledge, security interest (however described) or other encumbrance, or otherwise) in, against or to the Collateral;

     (g) it will not (without the prior written consent of the Secured Party at any time) sell or agree to sell or otherwise dispose of, or agree to dispose of, the Collateral; and

     (h) it will ensure, so far as it is able, that the Collateral is and at all times remains free from any restrictions on transfer.

11.  Events of Default:

     Notwithstanding anything to the contrary in the Agreement, the occurrence at any time with respect to the Pledgor of any of the following events constitutes an Event of Default with respect to it for the purposes of the
     Agreement:

     (a) failure by it to Transfer Permitted Collateral in accordance with Paragraphs 4 and 5, if such failure is not remedied within one (1) Banking Day of notice of such failure being given to the Pledgor;

     (b) failure by it to comply with or perform any other provision required to be complied with or performed by it which is contained in this Appendix if such failure is not remedied within seven (7) days of notice of such failure given to the Pledgor;

     (c) the failing or ceasing of any provision of this Appendix to be in full force and effect prior to the satisfaction by the Pledgor of all its obligations to the Secured Party under the Agreement; or

     (d) the Pledgor disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, any part of this Appendix.

12.  Secured Party's Rights and Remedies:

     Upon the occurrence and continuance of any Event of Default with respect to the Pledgor or any Termination Event, or the breach by the Pledgor of any payment or delivery to the Secured Party otherwise than under the Agreement, the Secured Party may, to the extent permitted by applicable law, exercise as to all Collateral then held by the Secured Party the rights and remedies of a secured party under the UCC and as otherwise provided by law and, in addition, at its sole option and without notice to or demand upon the Pledgor, may exercise any or all of the following remedies:

     (a) set off the Secured Party's obligation to repay any Cash to the Pledgor, against any amounts owing to the Secured Party by the Pledgor; and/or

     (b) liquidate and apply all or any part of any Collateral other than Cash in any manner deemed commercially reasonable by the Secured Party, with the proceeds of such liquidation constituting Cash Collateral hereunder; and/or

     (c) set off the Value of such Collateral against any amounts owing to the Secured Party by the Pledgor.

13.  Delivery Default:

     If the Pledgor fails to make, when due, any Transfer of Collateral, it shall pay to the Secured Party, to the extent permitted under applicable law, an amount equal to interest at the Default Rate (as that expression is defined in the Agreement) multiplied by the Value of the Collateral which was required to be Transferred, from (and including) the date that such Collateral was required to be Transferred to (but excluding) the date of the Transfer. This interest will be calculated on a daily rate by reference to the actual number of days elapsed.

14.  Currency Conversion:

     The equivalent on any day in one currency (the "first currency") of an amount denominated in another currency (the "second currency") shall be an amount in the first currency equal to the amount which the Valuation Agent would have received if the Valuation Agent had on such day made a purchase of the first currency with such amount of the second currency at its then prevailing offered spot rate of exchange.

15.  Set-off:

     Upon the designation or deemed designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including any right to set-off, counterclaim, or otherwise withhold payment) under applicable law, the Non-defaulting Party or the party that is not the Affected Party (in either case, "X") may, without prior notice to any person, set off any sum or obligation (whether or not arising under the Agreement (including, without limitation this Appendix), whether matured or unmatured and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by the Defaulting Party or Affected Party (in either case, "Y") to X or to any Affiliate of X, against any sum or obligation (whether or not arising under the Agreement (including, without limitation this Appendix), whether matured or unmatured and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y, and, for this purpose, may convert one currency into another. If any sum or obligation is unascertained, X may in good faith estimate that sum or obligation and set off in respect of that estimate, subject to X or Y, as the case may be, accounting to the other party when such sum or obligation is ascertained.

16.  Security and Performance Assurance:

     For the avoidance of doubt the parties agree that:

     (a) Cash Collateral, is not and shall not be deemed to be "client money" for the purposes of the Financial Services (Client Money) Regulations 1991 and the Secured Party shall not hold Cash Collateral as "client money" as contemplated by the Regulations; and

     (b) Collateral constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

17.  Notices:

     Any notice or demand to be given to or made by the Secured Party or the Pledgor pursuant to this Appendix shall be made as specified in Section 12 of the Agreement save that such notice or demand:

     (a) if given to the Secured Party, shall be given to or made in accordance with the following details:-

          Address:     One Cabot Square, London  E14 4QJ  England

          Telephone:   0207 883 8083
          Facsimile:   0207 883 7987
          Telex:       264521       Answerback: CSFBI G
          Swift:       CSFP GB 2L
                       Attention: CSFBi Operations Settlements

          or in accordance with such other details as the Secured Party may from time to time notify (in accordance with the terms of this Paragraph
          17) to the Pledgor; and

     (b) shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Banking Day, or after 4.00 p.m. London time on any Banking Day, in which event such notice shall be deemed to be effective at 9.00 a.m. London time on the next succeeding Banking Day.

18.  Documentation and Inconsistency:

     The parties agree to execute a collateral agreement (or such other form of documentation as Party A deems appropriate) in the form provided by Party A, subject to good faith negotiation, as an appendix to the Agreement.